UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 2, 2012

HARTFORD LIFE INSURANCE COMPANY
(Exact name of Registrant as Specified in Its Charter)

CONNECTICUT	001-32293	06-0974148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 HOPMEADOW STREET, SIMSBURY, CONNECTICUT		06089
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On April 26, 2012, The Hartford Financial Services Group, Inc. (together with its subsidiaries, "The Hartford") announced that it had entered into an agreement to sell its U.S. individual annuity new business capabilities to a third party. A purchase and sale agreement was entered into with Forethought Financial Group in mid-June 2012 and the anticipated transaction closing date is in late 2012 or early 2013. Effective May 1, 2012, all new U.S. annuity policies sold by The Hartford are reinsured to Forethought Life Insurance Company. The Hartford will cease the sale of such annuity policies and the reinsurance agreement will terminate as to new business in the second quarter of 2013. The reinsurance agreement has no impact on in-force policies issued on or before April 27, 2012.
On July 31, 2012, The Hartford entered into a definitive agreement to sell Woodbury Financial Services, Inc. ("WFS") to AIG Advisor Group, Inc., a subsidiary of American International Group, Inc. The transaction is expected to close by the end of 2012, pending regulatory approval. The WFS broker-dealer business is included in the Corporate reporting category.
On September 4, 2012, The Hartford announced it had entered into a definitive agreement to sell its Retirement Plans business to Massachusetts Mutual Life Insurance Company ("MassMutual") for a cash ceding commission of $400, subject to a downward adjustment at closing of up to $51 based upon net flows adjusted for retirement plan discontinuances. The sale, which is structured as a reinsurance transaction, is expected to close in the fourth quarter of 2012 or the first quarter of 2013, subject to regulatory approvals and customary closing conditions. As part of the agreement, The Hartford will continue to sell retirement plans during a transition period, and MassMutual will assume all expenses and risk for these sales through a reinsurance agreement.
On September 27, 2012, The Hartford announced it had entered into a definitive agreement to sell its Individual Life insurance business to Prudential Financial, Inc. ("Prudential") for cash consideration of $615 consisting primarily of a ceding commission. The sale, which is structured as a reinsurance transaction, is expected to close in the first quarter of 2013, subject to regulatory approvals and customary closing conditions. As part of the agreement, The Hartford will continue to sell life insurance products and riders during a transition period, and Prudential will assume all expenses and risk for these sales through a reinsurance agreement.
Hartford Life Insurance Company (the "Company") is revising the Financial Statements and Supplementary Data of its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which are incorporated herein by reference and furnished herewith, to reflect updates to the subsequent event footnote related to these announcements. No other information in the Financial Statements and Supplementary Data as of, and for the year ended December 31, 2011 has been updated for events or developments that occurred subsequent to the filing of the Company's Current Report on Form 8-K dated May 29, 2012 with the U.S. Securities and Exchange Commission (the “SEC”), which reflected the retrospective adoption of Accounting Standards Update No. 2010-26 - Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts. For developments since the filing of the May 29, 2012 Form 8-K, please refer to the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2012 and September 30, 2012. The information in this Form 8-K, including the exhibits, should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent SEC filings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

23.01	Consent of Deloitte & Touche LLP.

99.01	Part II, Item 8. Revised Financial Statements and Supplementary Data as of, and for the year ended December 31, 2011. [1]

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase.

101.DEF	XBRL Taxonomy Extension Definition Linkbase.

101.LAB	XBRL Taxonomy Extension Label Linkbase.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase.

[1]	Financial statements in this exhibit are now the Company's historical financial statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hartford Life Insurance Company
(Registrant)

November 2, 2012

/s/ Peter F. Sannizzaro
Peter F. Sannizzaro
Senior Vice President and Principal Accounting Officer (Principal Financial Officer and duly authorized signatory)

EXHIBITS INDEX

Exhibit No.	Description

23.01	Consent of Deloitte & Touche LLP.

99.01	Part II, Item 8. Revised Financial Statements and Supplementary Data as of, and for the year ended, December 31, 2011. [1]

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase.

101.DEF	XBRL Taxonomy Extension Definition Linkbase.

101.LAB	XBRL Taxonomy Extension Label Linkbase.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase.

[1]	Financial statements in this exhibit are now the Company's historical financial statements.